UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CONSTELLATION PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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215 First Street, Suite 200

Cambridge MA 02142

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2019

Dear Stockholders:

You are cordially invited to attend the 2019 annual meeting of stockholders, or the Annual Meeting, of Constellation Pharmaceuticals, Inc. which is scheduled to be held on Thursday, June 6, 2019 at 8:00 a.m., Eastern time, at its corporate offices at 215 First St., Seminar Room, Cambridge, Massachusetts 02142.

Only stockholders who owned shares of our common stock at the close of business on April 8, 2019 can vote at the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of two Class I directors, Anthony Evnin and Elizabeth G. Trehu, nominated by our board of directors, each to serve for a three-year term expiring at the 2022 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at http://www.proxydocs.com/CNST. The board of directors recommends that you vote “FOR” each of the Class I directors (Proposal 1) and “FOR” the ratification of the appointment of the proposed independent registered public accounting firm (Proposal 2) as outlined in the attached proxy statement.

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2018, or the 2018 Annual Report. We will mail the Notice of Availability on or about April 26, 2019, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2018 Annual Report, and a form of proxy card.

We cordially invite all stockholders to attend the Annual Meeting in person. Stockholders of record at the close of business on April 8, 2019, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Whether or not you expect to attend the Annual Meeting in person, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares on the Internet by visiting www.proxydocs.com/CNST, by telephone by calling 855-673-0643 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted.

By Order of the Board of Directors,

Jigar Raythatha President and Chief Executive Officer

Cambridge, MA

April 26, 2019

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2018 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available for viewing, printing and downloading at https://www.proxydocs.com/CNST. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Constellation Pharmaceuticals, Inc. 215 First Street, Suite 200, Cambridge, MA 02142. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2018 are also available on the SEC’s website at http://www.sec.gov.

CONSTELLATION PHARMACEUTICALS, INC.

PROXY STATEMENT

215 First Street, Suite 200

Cambridge, MA 02142

(617) 714- 0555

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Constellation Pharmaceuticals, Inc., or the Annual Meeting, to be held on Thursday, June 6, 2019 at 8:00 a.m., Eastern time, at its corporate offices located at 215 First Street, Seminar Room, Cambridge, MA 02142. The board of directors of Constellation is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Constellation,” “the Company,” “we,” “us,” “our” and similar terms refer to Constellation Pharmaceuticals, Inc.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect as our address listed below.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2018, or the 2018 Annual Report. We are sending the Notice of Availability on or about April 26, 2019, and it contains instructions on how to access those documents over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2018 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 6, 2019:

This proxy statement and our 2018 Annual Report are

available for viewing, printing and downloading at https://www.proxydocs.com/CNST.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Constellation Pharmaceuticals, Inc. 215 First Street, Suite 200, Cambridge, MA 02142, attn. Corporate Secretary. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2018 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.

the election of two Class I directors, Anthony Evnin and Elizabeth G. Trehu, nominated by our board of directors, each to serve for a three-year term expiring at the 2022 annual meeting of stockholders;

2.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the two nominees to serve as Class I directors on our board of directors, each for a three-year term; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2018 Annual Report are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/CNST. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 8, 2019 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 8, 2019, there were 25,807,229 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” on page 3 of this proxy statement.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, are sending our stockholders and beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this proxy statement, our proxy card, and our 2018 Annual Report. We will send the Notice of Availability on or after April 26, 2019. Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This proxy statement and our 2018 Annual Report are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/CNST.

How to Vote

If you are the stockholder of record of your shares, you can vote your shares at the meeting by proxy or in person. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail as follows:

•

By Telephone. You may transmit your proxy over the phone by calling 855-673-0643 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website is available at https://www.proxydocs.com/CNST.

•	By Mail. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•

In Person at the Annual Meeting. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are the beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you. You may obtain directions to the location of the Annual Meeting by calling our offices at (617) 714-0555.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time on June 5, 2019, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 5, 2019 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If your shares are held in street name, your broker nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker or nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your broker provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the broker or other organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Availability contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or by proxy. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019 (Proposal No. 2) is a matter considered discretionary under applicable rules. A broker or other nominee generally may exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected in connection with Proposal No. 2.

Votes Required to Elect a Director and Ratify Appointment of Ernst & Young LLP

A nominee will be elected as a director if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on either of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting in person at the meeting; or

•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other organization holding your shares. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2023, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have annual gross revenues of $1.07 billion or more in any fiscal year, we would cease to be an emerging growth company as of December 31 of the applicable year. We also would cease to be an emerging growth company if we issue more than $1 billion of non-convertible debt over a three-year period.

PROPOSAL NO. 1—ELECTION OF TWO CLASS I DIRECTORS

Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Anthony Evnin, Peter Svennilson, and Elizabeth G. Trehu, and their term expires at the Annual Meeting;

•	the Class II directors are James E. Audia, Steven L. Hoerter, and Robert Tepper, and their term expires at the annual meeting of stockholders to be held in 2020; and

•	the Class III directors are Scott Braunstein, Mark A. Goldsmith, and Jigar Raythatha, and their term expires at the annual meeting of stockholders to be held in 2021.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Anthony Evnin and Elizabeth Trehu for election as class I directors at the Annual Meeting. Drs. Evnin and Trehu are both presently directors, and have indicated a willingness to continue to serve as directors, if elected. Mr. Svennilson has decided not to stand for re-election.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs:

Nominees for Election as Class I Directors

Biographical information as of April 1, 2019, including principal occupation and business experience during the last five years, for our nominee for election as the class I director at our Annual Meeting is set forth below.

Anthony Evnin, Ph.D., age 78, has served as a member of our board of directors since April 2008. Dr. Evnin is a partner of Venrock, a venture capital firm, where he has been a partner since 1975. He currently serves on the boards of AVEO Pharmaceuticals, Inc. and Infinity Pharmaceuticals, Inc., each a public biopharmaceutical company, and Cantel Medical Corporation, a public medical equipment company, as well as a number of private biopharmaceutical companies. During the last five years, Dr. Evnin has served as a director of Juno Therapeutics, Inc. and Acceleron Pharma, Inc., each a public biopharmaceuticals company. Dr. Evnin is a trustee emeritus of The Rockefeller University, a trustee of The Jackson Laboratory, a trustee emeritus of Princeton University, and a member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center. Dr. Evnin is also a member of the boards of New York Genome Center and Albert and Mary Lasker Foundation. Dr. Evnin

holds a Ph.D. in chemistry from the Massachusetts Institute of Technology and an A.B. from Princeton University. We believe that Dr. Evnin’s substantial experience as an investor in, and director of, biopharmaceutical companies, as well as his expertise in corporate strategy at a public biopharmaceutical company qualify him to serve as a member of our board of directors.

Elizabeth Trehu, M.D., age 58, has served as a member of our board of directors since September 2018. Dr. Trehu is currently the chief medical officer of Jounce Therapeutics, Inc. (“Jounce”), a clinical stage immunotherapy company, where she has served since November 2015. Prior to joining Jounce, Dr. Trehu served as the chief medical officer of Promedior, Inc., a biotechnology company, from 2012 to November 2015. Previously, Dr. Trehu served as vice president, product development and medical affairs for Infinity Pharmaceuticals, Inc. from 2010 to 2012. Earlier in her career, Dr. Trehu served in a variety of roles for Genzyme Corporation, including as the vice president and general manager, hematology from 2009 to 2010, vice president and general manager of Clolar from 2008 to 2009 and vice president, global medical affairs of Genzyme Oncology from 2006 to 2008. From 2002 to 2006, Dr. Trehu served in a variety of positions at Millennium Pharmaceuticals, Inc., including as vice president of oncology global medical affairs in 2006. Dr. Trehu holds an M.D. from the New York University School of Medicine and an A.B. in English from Princeton University. We believe that Dr. Trehu’s medical expertise in the cancer field as well as her experience as a senior executive of public biopharmaceutical companies qualify her to serve as a member of our board of directors.

The board of directors recommends voting “FOR” the election of Anthony Evnin, Ph.D. and Elizabeth Trehu, M.D. as class I directors for a three-year term ending at the annual meeting of stockholders to be held in 2022.

Directors Continuing in Office

Biographical information as of April 1, 2019, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class II Directors

James E. Audia, Ph.D., age 63, has served as a member of our board of directors since July 2017. Dr. Audia currently serves as Executive Director of the Chicago Biomedical Consortium, or CBC, a collaborative effort of Northwestern University, The University of Chicago and The University of Illinois-Chicago, focused on enhancing biomedical innovation. Prior to joining the CBC in August 2017, Dr. Audia served as our chief scientific officer from January 2011 to July 2017. Prior to joining us as chief scientific officer, Dr. Audia served in a number of roles at Eli Lilly & Company, a global healthcare company, from 1987 until December 2010. From January 2011 to December 2017, Dr. Audia served as a scientific advisor to Sage Therapeutics, Inc., a public biopharmaceutical company. Dr. Audia also serves as a scientific advisor and a member of the board of directors of Ribon Therapeutics, Inc., a private biotechnology company. He received a B.S. and Ph.D. in organic chemistry from the University of South Carolina and completed postdoctoral training at Yale University. We believe that Dr. Audia’s extensive experience in the biopharmaceutical industry and his prior experience as our chief scientific officer qualify him to serve as a member of our board of directors.

Steven L. Hoerter, age 48, has served as a member of our board of directors since September 2018. Mr. Hoerter is currently the Chief Executive Officer of Deciphera Pharmaceuticals, Inc. (“Deciphera”), a clinical stage public biopharmaceutical company since March 18, 2019. Prior to joining Deciphera, Mr. Hoerter served as the chief commercial officer of Agios Pharmaceuticals, a biopharmaceutical company, since February 2016. He has more than 20 years of global pharmaceutical and biotechnology experience. Mr. Hoerter served, from August 2011 to February 2016, as executive vice president and chief commercial officer at Clovis Oncology, Inc. (“Clovis”), a biopharmaceutical company. Before joining Clovis in August 2011, he was general manager and management center head at Roche Group for the Sub-Saharan Africa and Indian Ocean Region. From 2005 to 2010, Mr. Hoerter held a variety of positions at Genentech, Inc., including serving on the senior leadership team for

Genentech’s bio-oncology business as senior director, pipeline development and commercial operations. Mr. Hoerter serves on the board of directors of Deciphera and served on the board of directors of Ignyta Pharma, a public pharmaceutical company, from December 2016 to February 2018. Prior to that, Mr. Hoerter held commercial roles at Chiron Corporation and Eli Lilly and Company in the United States, Europe and Africa. Mr. Hoerter received his B.A. from Bucknell University, M.B.A. from Tilburg University and M.S. in management from Purdue University. We believe that Mr. Hoerter’s 20+ years of global experience in the biopharmaceutical industry and his experience serving as a member of a public company board of directors qualify him to serve as a member of our board of directors.

Robert Tepper, M.D., age 63, has served as a member of our board of directors since April 2008. Dr. Tepper is a general partner of Third Rock, which he co-founded in March 2007 and focuses on the formation, development and scientific strategy of Third Rock’s portfolio companies, as well as actively identifying and evaluating new investments. Dr. Tepper served as our chief scientific officer from April 2008 to October 2009. Prior to joining Third Rock, Dr. Tepper served as President of Research and Development at Millennium Pharmaceuticals, Inc., or Millennium. Prior to joining Millennium in 1994, he served as principal investigator in the laboratory of tumor biology at the Massachusetts General Hospital Cancer Center. Dr. Tepper is also a founder and former member of the scientific advisory board of Cell Genesys/Abgenix Inc. Dr. Tepper serves as an adjunct faculty member at Harvard Medical School and Massachusetts General Hospital and is an advisory board member of several healthcare institutions, including the Partners HealthCare Center for Personalized Genetic Medicine, Harvard Medical School and Tufts Medical School. Dr. Tepper serves as a board member of Jounce Therapeutics, Inc., Neon Therapeutics, Inc. and Allena Pharmaceuticals, Inc., each a biopharmaceutical company, and was previously a board member of bluebird bio, Inc. from 2010 to 2015, Kala Pharmaceuticals, Inc. from 2009 to 2018, and Cerulean Pharmaceuticals Inc. from 2006 to 2015. Dr. Tepper is currently a board member of several private life sciences companies. Dr. Tepper also serves on the board of overseers at Tufts University and on the Council of the National Center for Advancing Translational Sciences at the National Institutes of Health. Dr. Tepper holds an A.B. in biochemistry from Princeton University and an M.D. from Harvard Medical School. We believe that Dr. Tepper’s experience in the venture capital industry, particularly with biotechnology and pharmaceutical companies, combined with his experience building and operating research and development operations, on the boards of public and private life sciences companies and as faculty and advisory board member of several healthcare institutions, qualify him to serve as a member of our board of directors.

Class III Directors

Scott Braunstein, M.D., age 55, has served as a member of our board of directors since February 2019. Dr. Braunstein has served as an operating partner at Aisling Capital since September 2015. From July 2015 to March 2018, Dr. Braunstein also served as Chief Operating Officer, SVP of Corporate Strategy and Chief Strategy Officer at Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company. Dr. Braunstein served as a healthcare portfolio manager at J.P. Morgan Asset Management, an investment firm from 2002 to 2014, and Everpoint Asset Management from 2014 to 2015. Dr. Braunstein was a healthcare analyst and managing director at J.P. Morgan Asset Management and portfolio manager for the J P Morgan Global Healthcare Fund. Dr. Braunstein is currently chairman of the board of directors of ArTara Therapeutics, Inc., a private pharmaceutical company, and serves as a member of the following public company boards of directors: Esperion Therapeutics, Inc., Marinus Pharmaceuticals, Inc., Ziopharm Oncology, Inc. and Trevena, Inc. He earned his Bachelor of Applied Science from Cornell University and his M.D. from the Albert Einstein College of Medicine. We believe that Dr. Braunstein’s extensive experience serving on public company boards of directors, including biotechnology company boards, and his strong financial and business acumen qualify him to serve as a member of our board of directors.

Mark A. Goldsmith, M.D., Ph.D., age 57, has served as a member of our board of directors since July 2009. Dr. Goldsmith has been the president and chief executive officer and a director of Revolution Medicines, a drug discovery and development company, since November 2014. Dr. Goldsmith was previously a partner with Third Rock Ventures, L.P., or Third Rock, a venture capital firm, from March 2012 until 2015 and a venture partner with Third Rock from 2015 until March 2018. Dr. Goldsmith previously served as our president and chief executive officer from June 2009 to March 2012 and as our interim executive chairman from June 2016 to March 2017. Dr. Goldsmith served as president and chief executive officer of Global Blood Therapeutics, a biotechnology company, from May 2012 to June 2014, and on its board of directors from May 2012 to September 2014. Dr. Goldsmith also served as president and chief executive officer of Nurix, Inc., a drug discovery company, from May 2012 to October 2014. Dr. Goldsmith also serves on the board of directors of various private biotechnology companies. Before entering the private sector, Dr. Goldsmith led a medical research laboratory at the Gladstone Institute of Virology and Immunology, practiced medicine on the faculty of the School of Medicine of the University of California, San Francisco and the San Francisco General Hospital, and was a consultant to leading pharmaceutical and biotechnology companies. Dr. Goldsmith holds an A.B. from Princeton University and a M.D. and Ph.D. in microbiology and immunology from the University of California, San Francisco. We believe that Dr. Goldsmith’s investment and operations experience in the life sciences industry qualify him to serve as a member of our board of directors.

Jigar Raythatha, age 42, has served as our president and chief executive officer and as a member of our board of directors since March 2017. Mr. Raythatha previously served as chief business officer of Jounce Therapeutics, Inc., a biotechnology company, from December 2012 to February 2017, where he helped build the company from its inception to a publicly traded research and development organization. Previously, he served as our head of corporate development from March 2009 to February 2013, where he led business development, strategy and program and alliance management functions. Prior to serving as our head of corporate development, Mr. Raythatha joined Red Abbey Venture Partners, LLC in 2005 and served as a Kauffman fellow from 2005 to 2007, principal from 2007 to 2009 and venture partner in 2009. Prior to Red Abbey Venture Partners, Mr. Raythatha worked at Biogen Inc. from 1999 to 2003 in a variety of business development, commercial, and program management roles. He earned an M.B.A. from Columbia University and a B.A. in biochemistry and economics from Rutgers University. We believe that Mr. Raythatha’s extensive leadership experience in the life sciences industry and his extensive knowledge of our company based on his prior role as our head of corporate development and in his current role as our chief executive officer qualify him to serve as a member of our board of directors.

Executive Officers Who Are Not Directors

Biographical information as of April 1, 2019 for our executive officers who are not directors is listed below.

Emma Reeve, age 58, has served as our senior vice president and chief financial officer since October 2017 and as our treasurer since December 2017. Prior to joining us, Ms. Reeve served as corporate controller of PAREXEL International, a life sciences consulting firm and contract research organization, from September 2014 to October 2017 and as interim chief financial officer and corporate controller of PAREXEL from July 2016 to May 2017, where she was responsible for all aspects of financial reporting and accounting, investor relations, financial planning and analysis. Previously, Ms. Reeve served as head of finance and administration at Novartis Pharma Schweiz, a pharmaceutical company, from May 2012 to August 2014 and as vice president, global head business planning and analysis for Novartis Vaccines and Diagnostics, a division of Novartis, from January 2008 to April 2012. She served as chief financial officer of Inotek Pharmaceuticals Inc., a development-stage biotechnology company, from 2006 to 2007. Ms. Reeve was senior director of research operations at Merck Research Laboratories from 2004 to 2006. Prior to that she served as chief financial officer of Aton Pharma, Inc., a development-stage biotechnology company, from 2002 to 2004. Ms. Reeve was at Bristol-Myers Squibb Company, a global biopharmaceuticals company, from 1994 to 2002. Ms. Reeve holds a B.Sc. in computer science from Imperial College, University of London and is an associate of the Institute of Chartered Accountants in England & Wales.

Adrian Senderowicz, M.D., age 55, has served as our senior vice president and chief medical officer since July 2017, prior to which he provided consulting services to us from May 2017 until the commencement of his employment with us. Prior to joining us, Dr. Senderowicz served as chief medical officer at Cerulean Pharma,

Inc., an oncology-focused biotechnology company now known as Daré Bioscience, Inc., from September 2015 to June 2017, where he helped secure Fast Track designation for the company’s lead clinical development program in two indications. Previously, Dr. Senderowicz was chief medical officer and senior vice president, clinical development and regulatory affairs at Ignyta, Inc., a biotechnology company, from August 2014 to April 2015. Prior to that he was vice president, global oncology regulatory head at Sanofi S.A., a global pharmaceutical company, from July 2013 to August 2014 and served as chief medical officer at Tokai Pharmaceuticals, Inc., a biopharmaceutical company now known as Novus Therapeutics, Inc., from August 2012 to March 2013. Dr. Senderowicz was a medical director and senior medical director at AstraZeneca PLC, a global biopharmaceutical company, from 2008 to 2012. He began his career as an investigator at the National Cancer Institute before joining the Center for Drug Evaluation and Research at the FDA. Since September 2015, Dr. Senderowicz has served on the board of directors of Puma Biotechnology, a public biotechnology company. Dr. Senderowicz is a board-certified medical oncologist. Dr. Senderowicz completed his Internal Medicine residency training at the Icahn School of Medicine at Mount Sinai and a Clinical Oncology Fellowship at the National Cancer Institute. He holds an M.D. degree from the School of Medicine at the Universidad de Buenos Aires in Argentina.

Patrick Trojer, Ph.D., age 46, has served as our chief scientific officer since November 2018. Prior to that, Dr. Trojer served as our senior vice president, EZH2 franchise and head of translational sciences since June 2017. Dr. Trojer joined us as a founding scientist in 2008. Dr. Trojer has served in various positions at our company, including as vice president, head of research from October 2015 to June 2017, executive director, head of biology from October 2014 to October 2015, senior director, head of biology from March 2012 to October 2014, director, head of biology from 2010 to March 2012, senior scientist from 2009 to 2010 and scientist from 2008 to 2009. Dr. Trojer completed his postdoctoral studies at NYU Medical School, prior to which he received a Ph.D. in protein biochemistry and molecular biology and an M.S. in microbiology from the Leopold Franzens University in Innsbruck, Astria.

Karen Valentine, age 47, has served as our Chief Legal Officer and General Counsel since July 2018. Prior to joining us, Ms. Valentine served as the chief legal officer and general counsel of Agenus Inc., a publicly traded immune-oncology company from September 2015 to July 2018 and served as vice president and general counsel of Agenus Inc. from January 2008 to September 2015. Prior to joining Agenus Inc. in 2004, Ms. Valentine was an associate in the biotechnology practice of Palmer & Dodge LLP (now Locke Lorde). Ms. Valentine is currently the president and a member of the board of directors of the Northeast Chapter of the Association of Corporate Counsel. Ms. Valentine holds a B.S. in neuroscience from Colgate University and received her J.D. from Boston University School of Law.

There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he was or is to be selected as a director.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Ernst & Young LLP has served as our independent registered public accounting firm since 2008.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2018 and 2017.

Fee Category	2018	2017
Audit fees (1)	$1,490,348	$250,507
Audit related fees	—	—
Tax fees (2)	15,965	15,147

All other fees	—	—

Total fees	$1,506,313	$265,654

(1)

“Audit fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, our IPO that was completed in July 2018 and other professional services provided in connection with regulatory filings or engagements.

(2)	“Tax fees” consist of fees for professional services, including tax compliance, advice and tax planning.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2018 and 2017 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2019, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Raythatha and Dr. Audia, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Raythatha is not an independent director under these rules because he is our president and chief executive officer, and Dr. Audia is not an independent director under these rules because he served as our chief scientific officer until July 2017.

There are no family relationships among any of our directors or executive officers.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a research and development committee. Each of the audit committee, compensation committee, nominating and corporate governance committee and research and development committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee and the nominating and corporate governance committee is posted on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.constellationpharma.com. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit committee

During 2018, the members of our audit committee consisted of Anthony Evnin, Mark Goldsmith and Peter Svennilson. Anthony Evnin and Peter Svennilson were members of the audit committee for the entirety of 2018.

Mark Goldsmith joined the audit committee in July 2018. Mr. Braunstein joined the audit committee in March 2019. Dr. Evnin is the chair of the audit committee. Mr. Svennilson will no longer serve on the audit committee effective as of the end of his term as a director at the Annual Meeting. Our audit committee met five (5) times during 2018. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Anthony Evnin is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations

Compensation committee

During 2018, the members of our compensation committee were Peter Svennilson, Mark Goldsmith and Robert Tepper. Peter Svennilson and Mark Goldsmith were members of the compensation committee for the entirety of 2018. Robert Tepper joined the compensation committee in June 2018. Elizabeth G. Trehu joined the compensation committee in March 2019. Mr. Svennilson is the chair of the compensation committee and will step down effective as of the end of his term as a director at the Annual Meeting, and will be replaced by Dr. Goldsmith as chair. Our compensation committee met five (5) times during 2018. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and corporate governance committee

During 2018, the members of our nominating and corporate governance committee were Anthony Evnin, Mark Goldsmith, and Robert Tepper. On January 7, 2019, Dr. Tepper stepped down from the nominating and corporate governance committee, and his role as chair in the committee, and Mr. Hoerter joined the nominating and corporate governance committee as chair. Our nominating and corporate governance committee took all actions in 2018 by written consent without a meeting. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

During 2018, the members of our compensation committee were Peter Svennilson, Mark Goldsmith and Robert Tepper. Dr. Trehu joined the Compensation Committee in March 2019. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the current members of our compensation committee is, or ever has been, an officer or employee of our company, other than Dr. Goldsmith, who previously served as our president and chief executive officer from June 2009 to March 2012.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met fourteen (14) times during 2018. During 2018, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. We did not hold an annual meeting of stockholders during the time we were a public company in 2018.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.constellationpharma.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	our nominating and corporate governance committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is available on the Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.constellationpharma.com.

Board Leadership Structure and Oversight of Risk

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chair of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chairman from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Constellation Pharmaceuticals. Inc.

215 First St. Suite, 200

Cambridge, MA 02142

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted in writing online at http://www.openboard.info/CNST/ or to the Company’s General Counsel at 215 First Street, Cambridge, MA 02142 or via the toll-free telephone number 866-777-8483.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for 2018. Our named executive officers for 2018 were Jigar Raythatha, Emma Reeve, and Adrian Senderowicz.

This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

2018 Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers in the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)	All Other Compensation ($)		Total
Jigar Raythatha	2018	427,551	203,000		4,066,122	6,581	(3)	4,703,254
President and Chief Executive Officer	2017	300,000	164,000	(4)	2,540,782	4,154	(5)	3,008,936

Emma Reeve	2018	355,004	282,000	(6)	796,772	8,956	(7)	1,442,732
Chief Financial Officer	2017	68,270	70,000	(8)	672,429	301	(9)	811,000

Adrian Senderowicz, M.D.	2018	404,105	142,000		571,089	8,956	(7)	1,126,150
Chief Medical Officer	2017	180,000	131,081	(10)	1,042,494	165,652	(11)	1,519,227

(1)	Except where noted otherwise, the amounts reported in the “Bonus” column reflect discretionary annual cash bonuses paid to our executive officers for their performance.
(2)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)	Includes (i) $5,875 of 401(k) matching contributions and (ii) $706 of life insurance premiums.
(4)	Includes a cash bonus of $50,000 paid to Mr. Raythatha upon the commencement of his employment with us.
(5)	Includes (i) $3,150 of 401(k) matching contributions and (ii) $1,004 of life insurance premiums.
(6)	Includes (i) a cash bonus of $70,000 paid upon the closing of our initial public offering in July 2018 and (ii) a cash bonus of $70,000 paid upon the one-year anniversary of Ms. Reeve’s employment.
(7)	Includes (i) $8,250 of 401(k) matching contributions and (ii) $706 of life insurance premiums.
(8)	Consists of a cash bonus paid to Ms. Reeve upon the commencement of her employment with us.
(9)	Consists of life insurance premiums.
(10)	Includes a cash bonus of $50,000 paid to Dr. Senderowicz upon the commencement of his employment with us.
(11)	Includes (i) $165,050 of consulting fees that we paid to Dr. Senderowicz pursuant to a consulting agreement prior to the commencement of his employment and (ii) $602 of life insurance premiums.

Narrative Disclosure to Summary Compensation Table

During the past fiscal year, the Compensation Committee retained Radford, an AON Hewitt Company, or Radford, a international compensation consulting firm, because of its reputation and extensive experience advising similarly situated companies. The Compensation Committee requested that Radford establish a compensation peer group; assess our executive compensation program and develop recommendations covering salary, bonus, incentive and equity compensation; review the peer group’s long-term incentive compensation trends; assist with governance related matters and risk-assessment; review and assist in designing an equity compensation strategy for non-officer employees; review and provide the committee advice regarding executive employment agreements, severance benefits and payments upon a change in control; and review our director compensation program. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations.

The Compensation Committee is expected to make most of the significant adjustments to annual compensation, determine bonus and equity awards and establish new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee may also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other peer companies identified by the consultant.

Base Salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. In 2017, we paid Mr. Raythatha an annualized base salary of $390,000. In March 2018, our board of directors set Mr. Raythatha’s 2018 annual base salary at $405,600 and, in connection with our initial public offering, Mr. Raythatha’s 2018 annual base salary was adjusted to $465,000. In February 2019, Mr. Raythatha’s base salary was adjusted to $486,000. In 2017 and 2018, we paid Ms. Reeve an annualized base salary of $355,000. In March 2018, our board of directors set Ms. Reeve’s 2018 annual base salary at $355,000. In February 2019, our board of directors set Ms. Reeve’s base salary at $376,478. In 2017, we paid Dr. Senderowicz an annualized base salary of $390,000. In March 2018, our board of directors set Dr. Senderowicz’s 2018 annual base salary at $396,544. In February 2019 our board of directors set Dr. Senderowicz’s base salary at $410,000.

Annual Bonus. Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. Our letter agreements with our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our board of directors. Mr. Raythatha, Ms. Reeve and Dr. Senderowicz are eligible, at the sole discretion of our board of directors, to earn an annual bonus of 50%, 40% and 40%, respectively, of his or her base salary. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.

With respect to 2017, our board of directors awarded bonuses of $114,000 and $81,081 to Mr. Raythatha and Dr. Senderowicz, respectively. Because she joined us in October 2017, Ms. Reeve did not receive an annual bonus for 2017. With respect to 2018, our board of directors awarded bonuses of $203,000, $142,000 and $142,000 to Mr. Raythatha, Ms. Reeve, and Dr. Senderowicz, respectively.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

Pursuant to their respective letter agreements with us, we granted an option to purchase 535,925 shares of our common stock to Mr. Raythatha in July 2017, an option to purchase 145,335 shares of our common stock to Ms. Reeve in December 2017 and an option to purchase 217,995 shares of our common stock to Dr. Senderowicz in July 2017, in each case in connection with the commencement of his or her employment with us. In March 2018, we granted options to purchase 141,929, 37,696 and 37,696 shares of our common stock to Mr. Raythatha, Ms. Reeve and Dr. Senderowicz, respectively, and in April 2018, we granted additional options to purchase 141,929, 37,696 and 37,696 shares of our common stock to Mr. Raythatha, Ms. Reeve and Dr. Senderowicz, respectively. Our board of directors has also granted options to purchase 306,938, 46,811 and 19,075 shares of our common stock to Mr. Raythatha, Ms. Reeve and Dr. Senderowicz, respectively, effective upon the commencement of trading of our common stock on the Nasdaq Stock Market in July 2018. In March 2019, we granted additional options to purchase 245,000, 85,500, and 93,000 shares of our common stock to Mr. Raythatha, Ms. Reeve and Dr. Senderowicz, respectively. The options granted in March 2018, April 2018, July 2018 and March 2019 vest in equal quarterly installments over a term of four years from the date of grant. The option to purchase 217,995 shares of common stock granted to Dr. Senderowicz vest with respect to 72,660 of the shares on July 10, 2023, subject to continued service and subject to accelerated vesting as follows: 4,542 shares upon the satisfaction of an objective clinical milestone, 4,542 shares upon the satisfaction of an objective clinical milestone, 9,083 shares upon the satisfaction of an objective clinical milestone, 27,250 shares upon the satisfaction of an objective clinical or regulatory milestone and 27,250 shares upon the satisfaction of an objective clinical or regulatory milestone. If and when one or more of these performance milestones is achieved, the number of shares associated with such milestone will convert to time-based vesting from July 10, 2017 and 6.25% of such shares will vest quarterly thereafter, subject to continued service. In June 2018, our board of directors approved an amendment to Dr. Senderowicz’s option such that following the commencement of trading of our common stock on the Nasdaq Stock Market on July 19, 2018, 63,580 shares of common stock began vesting as to 6.25% of such shares quarterly until July 19, 2022. The remaining 9,080 shares will continue to vest as described above because the clinical milestones were achieved.

Prior to our initial public offering in July 2018, our executives were eligible to participate in our 2008 Stock Incentive Plan, as amended and restated to date, or the 2008 Plan. During 2017 and 2018 prior to our initial public offering, all stock options were granted pursuant to the 2008 Plan. Following our initial public offering in July 2018, our employees and executives are eligible to receive stock options and other stock-based awards pursuant to our 2018 Equity Incentive Plan, or the 2018 Plan.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. The awards of stock options to our executive officers are made by our board of directors or compensation committee. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options. We have granted stock options to our executive officers with time-based vesting. The new hire options that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 6.25% of the original number of shares underlying the option quarterly thereafter. The annual option grants typically become exercisable as to 6.25% of the original number of shares quarterly. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically granted stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant. Prior to our initial public offering in July 2018, the fair market value was determined by our board of directors, based on a number of objective and subjective factors. The exercise price of all stock options granted since our initial public offering is equal to the fair market value of shares of our common stock on the date of grant, which has been determined by reference to the closing market price of our common stock on the date of grant.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018, which consisted entirely of stock options.

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Jigar Raythatha	234,470	(1)	301,455	(1)	5.51	December 11, 2027
	26,613	(2)	115,316	(2)	7.60	March 5, 2028
	17,742	(3)	124,187	(3)	8.04	April 22, 2028
	19,184	(4)	287,754	(4)	11.50	July 18, 2028
Emma Reeve	36,334	(5)	109,001	(5)	6.61	December 11, 2027
	7,070	(2)	30,626	(2)	7.60	March 5, 2028
	4,713	(3)	32,983	(3)	8.04	April 22, 2028
	2,926	(4)	43,885	(4)	11.50	July 18, 2028
Adrian Senderowicz, M.D.	16		65,859	(6)	5.51	July 10, 2027
	36,335	(7)	99,917	(7)	5.51	July 10, 2027
	7,070	(2)	30,626	(2)	7.60	March 5, 2028
	4,713	(3)	32,983	(3)	8.04	April 22, 2028
	1,192	(4)	17,883	(4)	11.50	July 18, 2028

(1)

Represents Mr. Raythatha’s option to purchase 535,925 shares of common stock that vests over four years, with 25% of the shares underlying the option vesting on March 20, 2018 and 6.25% of the shares vesting quarterly thereafter, subject to continued service.

(2)	Represents options to purchase shares of common stock granted on March 6, 2018 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(3)	Represents options to purchase shares of common stock granted on April 23, 2018 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(4)	Represents options to purchase shares of common stock granted on July 19, 2018 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(5)

Represents Ms. Reeve’s option to purchase 145,335 shares of common stock that vests over four years, with 25% of the shares underlying the option vesting on October 16, 2018 and 6.25% of the shares vesting quarterly thereafter, subject to continued service.

(6)

Represents Dr. Senderowicz’s option to purchase 9,080 shares that vests quarterly over a four-year period beginning on July 10, 2017, and his option to purchase 63,580 shares that vests quarterly beginning on July 19, 2018, each subject to continued service.

(7)

Represents Dr. Senderowicz’s option to purchase 145,335 shares of common stock that vests over four years, with 25% of the shares underlying the option vesting on July 10, 2018 and 6.25% of the shares vesting quarterly thereafter, subject to continued service.

Employment and Change in Control Arrangements

Letter agreement with Jigar Raythatha

In connection with our initial hiring of Mr. Raythatha as our president and chief executive officer, we entered into a letter agreement with him dated March 13, 2017. Under the letter agreement, Mr. Raythatha is an at will employee, and his employment with us can be terminated by him or us at any time and for any reason. The letter agreement provides that Mr. Raythatha is eligible, at our sole discretion, to earn an annual bonus of 40% of his base salary, which target was amended by our board of directors to 50% of his base salary in July 2018. Mr. Raythatha’s letter agreement also provided that he was entitled to (i) a $50,000 cash bonus in connection with the commencement of his employment, which was paid in March 2017, and (ii) the grant of an option to purchase 535,925 shares of our common stock, with an exercise price equal to the fair market value of a share of our common stock on the grant date, subject to a four-year vesting schedule, which option was granted in July 2017.

Under the letter agreement, Mr. Raythatha is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his letter agreement with us, to (i) a lump sum payment in an amount equal to one month’s base salary per month of employment served up to a total of 12 months of his then-current annual base salary, and (ii) our continuing to pay our share of the premiums for COBRA continuation coverage on his behalf to the same extent we were paying such premiums immediately prior to his separation date, for the same period of time as represented by the cash severance payment described previously or until he obtains alternative coverage, whichever comes first, and provided he is eligible for and elects COBRA coverage.

Mr. Raythatha’s letter agreement also provides that any compensation and/or benefits he may be eligible to receive in connection with a change in control (as defined in our Change in Control Severance Plan, as amended, or the Severance Plan) will be governed by the terms of the Severance Plan, which is described below under the heading “Change in control severance plan.”

Letter agreement with Emma Reeve

In connection with our initial hiring of Ms. Reeve as our chief financial officer, we entered into a letter agreement with her dated August 30, 2017. Under the letter agreement, Ms. Reeve is an at will employee, and her employment with us can be terminated by her or us at any time and for any reason. The letter agreement provided that Ms. Reeve is eligible, at our sole discretion, to earn an annual bonus targeted at 35% of her base salary, which target was amended by our board of directors to 40% of her base salary in July 2018. Ms. Reeve’s letter agreement also provided that she was entitled to (i) a $70,000 cash bonus in connection with the commencement of her employment, which was paid in October 2017, subject to repayment if Ms. Reeve’s employment is terminated by us for cause or by her without good reason, each as defined in her letter agreement with us, prior to the first anniversary of her start date, and (ii) the grant of an option to purchase 145,335 shares of our common stock, with an exercise price equal to the fair market value of a share of our common stock on the grant date, subject to a four-year vesting schedule, which option was granted in December 2017. In addition, under the letter agreement, Ms. Reeve is also eligible to receive (a) an additional $70,000 cash bonus on the first anniversary of her start date and (b) a special retention bonus of $70,000 if we have completed a liquidity event by June 30, 2019 and Ms. Reeve remains actively employed by us on the date such bonus is payable. The letter agreement also provides that following the end of each fiscal year, and provided that the board approves employee stock option grants, Ms. Reeve will be eligible for a performance based option grant based on our achievement of performance goals and Ms. Reeve’s individual performance, with the board determining in its sole discretion whether a grant will be awarded and whether goals have been achieved.

Under the letter agreement, Ms. Reeve is entitled, subject to her execution and nonrevocation of a release of claims in our favor, in the event of the termination of her employment by us without cause or by her for good reason outside of the protected period, as defined in the Severance Plan, to (i) a lump sum payment in an amount equal to 12 months of her then-current annual base salary, subject to reduction if the termination of her employment occurs prior to the one-year anniversary of her start date, and (ii) our continuing to pay our share of the premiums for COBRA continuation coverage on her behalf to the same extent we were paying such premiums immediately prior to her separation date, for 12 months or until she obtains alternative coverage, whichever comes first, and provided she is eligible for and elects COBRA coverage.

Ms. Reeve’s letter agreement also provides that any compensation and/or benefits she may be eligible to receive if her employment with us is terminated other than for cause or for good reason, each as defined in the Severance Plan, during the protected period will be governed by the terms of the Severance Plan, which is described below under the heading “Change in control severance plan.” Her letter agreement also provides that the vesting under the Severance Plan will apply to both her initial option and performance grant.

Amended and restated letter agreement with Adrian Senderowicz, M.D.

In connection with our initial hiring of Dr. Senderowicz as our chief medical officer, we entered into a letter agreement with him dated July 6, 2017, which was amended in July 2018. Under the letter agreement, Dr. Senderowicz is an at will employee, and his employment with us can be terminated by him or us at any time and for any reason. The letter agreement provides that Dr. Senderowicz is eligible, at our sole discretion, to earn an annual bonus targeted at 40% of his base salary. Dr. Senderowicz’s letter agreement also provided that he was entitled to (i) a $50,000 cash bonus in connection with the commencement of his employment, which was paid in July 2017, subject to repayment if Dr. Senderowicz’s employment is terminated by us for cause or by him without good reason, each as defined in his letter agreement with us, prior to the first anniversary of his start date, and (ii) the grant of an option to purchase (a) 145,335 shares of our common stock, or the Initial Option, with an exercise price equal to the fair market value of a share of our common stock on the grant date, subject to a four-year vesting schedule, and (b) 72,660 shares of our common stock, or the Subsequent Grant, with an exercise price equal to the fair market value of a share of our common stock on the grant date, of which 9,080shares vest at the rate of 6.25% per quarter starting on July 10, 2017 and continuing until July 10, 2021 and 63,580 shares vest at the rate of 6.25% per quarter beginning on July 19, 2018 and continuing until the four-year anniversary of that date, which options were granted in July 2017.

Under the letter agreement, Dr. Senderowicz is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason outside of the protected period, as defined in the Severance Plan, to (i) a lump sum payment in an amount equal to 12 months of his then-current annual base salary, subject to reduction if the termination of his employment occurs prior to the one-year anniversary of his start date, and (ii) our continuing to pay our share of the premiums for COBRA continuation coverage on his behalf to the same extent we were paying such premiums immediately prior to his separation date, for 12 months or until he obtains alternative coverage, whichever comes first, and provided he is eligible for and elects COBRA. Notwithstanding the foregoing, in the event that (a) a new chief executive officer commences employment with us prior to the one-year anniversary of Dr. Senderowicz’s start date, (b) we terminate Dr. Senderowicz’s employment without cause prior to the one-year anniversary of his start date and (c) the date of such termination occurs outside the protected period, then instead (and in lieu) of the cash severance described in clause (i) above, (x) Dr. Senderowicz will be entitled to a lump sum payment in an amount equal to 12 months of his then-current annual base salary and (y) the Initial Option and the Subsequent Grant will vest and become immediately exercisable based on 2.0833% of the number of shares under the Initial Option and the Subsequent Grant, respectively, multiplied by the number of full calendar months elapsed since Dr. Senderowicz’s start date as of the date of termination.

Dr. Senderowicz’s letter agreement also provides that any compensation and/or benefits he may be eligible to receive if his employment with us is terminated other than for cause or for good reason, each as defined in the

Severance Plan, during the protected period will be governed by the terms of the Severance Plan, which is described below under the heading “—Change in control severance plan.” His letter agreement also provides that the vesting under the Severance Plan will apply to both the Initial Option and the Subsequent Grant.

Change in control severance plan

Each of our named executive officers participate in our Amended and Restated Change in Control Severance Plan, or the Severance Plan, which sets forth the conditions under which such officer will receive severance benefits if we terminate his/her employment under specified circumstances, as described below. We believe that change in control benefits are important for attracting and retaining talent and help to ensure that our employees can remain focused during periods of uncertainty.

Under the Severance Plan, if, within the period beginning with the date of a letter of intent or similar agreement that does lead to a change in control, as defined in the Severance Plan, through the one-year anniversary of the change in control event (the “Severance Period”) we terminate the employment of Mr. Raythatha without cause, as defined in the Severance Plan, he is entitled to receive (1) a cash payment equal to 1.5 times his target bonus (if any) that has been established for the year of termination, and (2) 18 months of his then current base salary. Under the Severance Plan, if, within the Severance Period we terminate the employment of Ms. Reeve or Dr. Senderowicz without cause, he/she is entitled to receive (1) a cash payment equal to her/his target bonus (if any) that has been established for the year of termination, and (2) 12 months of her/his then current base salary. In addition, to the cash severance pay, under the Severance Plan each named executive officer is entitled to: (a) contributions to the cost of COBRA coverage on behalf of the employee and any applicable dependents, if the employee elects such coverage and for no longer than the period for which such employee is entitled to cash severance pay as described above; (b) full acceleration of the vesting of unvested equity awards; and (c) payment of any bonus amount for the prior year that was approved but not yet paid at the time of termination, or, if not yet approved, then the amount that is approved subsequent to such termination (determined without regard to the participant’s termination of employment), such amount to be paid in a manner consistent with payments to other similarly situated employees and consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

To the extent that any severance or other compensation payment to any named executive officer under the Severance Plan or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code, then such officer will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the officer with the highest amount on an after-tax basis.

Cash severance pay and other severance benefits under the Severance Plan are conditioned on the execution and delivery of a release of claims against us and the employee’s compliance with any applicable noncompetition, nonsolicitation or other obligations to us. If the named executive officer fails to comply with the terms of such release and obligations, we may, to the extent permitted by applicable law, recoup from such employee the applicable cash severance pay, COBRA contributions or the value of equity award acceleration provided to the employee under the Severance Plan.

The Severance Plan is administered by our board of directors or a qualified administrator appointed by the board. Our board of directors may amend, modify or terminate the Severance Plan at any time on six months advance notice. Our board of directors intends to review the Severance Plan at least annually.

Employee non-competition, non-solicitation, confidentiality and assignment of inventions agreements

Each of our named executive officers has entered into a standard form agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each named executive officer has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, not to solicit our employees, consultants, customers, business or prospective customers during his or her employment and for a period of one year after the termination of his or her employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each named executive officer has agreed that we own all inventions that are developed by such executive officer during his or her employment and for a period of six months after the termination of his or her employment that are related, directly or indirectly, to our businesses, products, methods or services being researched, developed, manufactured or sold by us. Each named executive officer also agreed to provide us with a non-exclusive, royalty-free, perpetual license for any prior inventions that such executive officer incorporates into any of our products, processes, research or development programs or other works in the course of such executive officer’s employment with us.

401(k) Retirement Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). We also make discretionary matching contributions to the 401(k) plan equal to 50% of the employee contributions up to 6% of the employee’s salary, subject to the statutorily prescribed limit. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee as directed by participants.

Director Compensation

The following table sets forth information regarding compensation earned by our non-employee directors during 2018.

Name	Fees earned or paid in cash	Option awards (1)	All other compensation		Total
James E. Audia, Ph.D.	$25,944	$114,381	$90,000	(2)	$230,325
Scott Braunstein (3)	—	—	—		—
Anthony Evnin, Ph.D.	24,372	—	—		24,372
Mark Goldsmith	41,900	162,612	—		204,512
Steve Hoerter	11,278	166,009	—		177,287
Peter Svennilson	23,917	—	—		23,917
Robert Tepper, M.D.	21,639	—	—		21,639
Beth Trehu	11,278	166,009	—		177,287

(1)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC 718. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common underlying such stock options.

(2)	Consists of $90,000 in consulting fees paid to Dr. Audia.
(3)	Scott Braunstein joined the board in February 2019 and therefore did not receive any compensation in 2018.

Prior to our initial public offering in July 2018, we paid cash fees and granted options to purchase shares of our common stock to certain of our non-employee directors for their service on our board of directors pursuant to a non-employee and non-affiliate director compensation policy. We also historically reimbursed our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Mr. Raythatha, one of our directors who also serves as our president and chief executive officer, does not receive any additional compensation for his service as a director. Mr. Raythatha is one of our named executive officers and, accordingly, the compensation that we pay to Mr. Raythatha is discussed above under “Summary compensation table” and “Narrative to summary compensation table.”

In July 2018, our director compensation program became effective, pursuant to which we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and of each committee receives higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member annual fee	Chairman annual fee (additional)
Board of Directors	$35,000	$30,000
Audit Committee	$7,500	$7,500
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$3,500	$4,000

We also to reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

In addition, under our director compensation program, each non-employee director will receive, upon his or her initial election or appointment to our board of directors, an option to purchase 26,342 shares of our common stock under the 2018 Plan. Each of these options will vest as to 1/36th of the shares of our common stock underlying such option at the end of each successive one-month period following the date of grant until the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director. Further, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months will receive, under the 2018 Plan, an option to purchase 13,171 shares of our common stock under the 2018 Plan. Each of these options will vest with respect to all of the shares on the first anniversary of the date of grant, subject to the non-employee director’s continued service as a director. All options granted to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full in the event of a change in control.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our 2008 Plan, our 2018 Plan and our 2018 Employee Stock Purchase Plan, or 2018 ESPP, as of December 31, 2018.

	As of December 31, 2018
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,874,993	$7.78	2,096,409
Equity compensation plans not approved by security holders	—	—	—
Total	3,874,993		2,096,409

(1)	Includes the 2008 Plan, 2018 Plan and 2018 ESPP.

(2)

The number of shares initially reserved for issuance under the 2018 Plan was 2,779,544 plus the 245,557 shares of common stock remaining available for issuance under the 2008 Plan as of July 19, 2018. The number of shares reserved is increased beginning on January 1, 2019 and each January 1 thereafter through January 1, 2028 by the least of (i) 2,216,368 shares, (ii) 4% of the number of shares of the Company’s common stock outstanding on the first day of the year or (iii) an amount determined by the Company’s board of directors. The shares of common stock underlying any awards that are expired, forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, repurchased or are otherwise terminated by the Company under the 2018 Plan or the 2008 Plan are added back to the shares of common stock available for issuance under the 2018 Plan. As of December 31, 2018, 1,823,905 shares remained available for future issuance under the 2018 Plan. In January 2019, the shares under the 2018 Plan were increased by 1,032,125 shares pursuant to the annual increase described above. As of December 31, 2018, a total of 272,504 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan. The number of shares reserved is increased beginning on January 1, 2020 and each January 1 thereafter through January 1, 2028 by the least of (i) 545,008 shares, (ii) 1% of the number of shares of the Company’s common stock outstanding on the first day of the year or (iii) an amount determined by the Company’s board of directors.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2018 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Series F preferred stock financing

In March 2018, we issued and sold an aggregate of 68,500,000 shares of our Series F preferred stock at a price per share of $1.00 in cash, for an aggregate cash purchase price of $68.5 million. In April 2018, we issued and sold an aggregate of 31,250,000 shares of our Series F preferred stock in additional closings of our Series F preferred stock financing at the same price per share as at the first closing for an aggregate purchase price of $31.3 million. The following table sets forth the aggregate numbers of shares of our Series F preferred stock that we sold to our 5% stockholders and their affiliates in the first and second closings for cash and the aggregate amount of consideration for such shares:

Purchaser(1)	Shares of series F preferred stock at first closing	Cash purchase price	Shares of series F preferred stock at second closing	Cash purchase price
Third Rock Ventures, L.P.(2)	—	$—	1,000,000	$1,000,000
Entities affiliates with The Column Group(3)	10,000,000	10,000,000	10,000,000	10,000,000
Entities affiliated with Venrock(4)	10,000,000	10,000,000	—	—
The Regents of the University of California	8,750,000	8,750,000	—	—
Entities affiliated with Topspin Partners	—	—	4,500,000	4,500,000
Entities affiliated with Cormorant Asset Management	13,000,000	13,000,000	1,000,000	1,000,000

(1)	See “Principal stockholders” for additional information about shares held by these entities.
(2)	Dr. Tepper, a member of our board of directors, is a partner of Third Rock Ventures.
(3)	Mr. Svennilson, a member of our board of directors, is a partner of The Column Group.
(4)	Dr. Evnin, a member of our board of directors, is a partner of Venrock.

Participation in Initial Public Offering

In July 2018, we completed our initial public offering in which we issued and sold an aggregate of 4,000,000 shares of our common stock at a price to the public of $15.00 per share. Certain of our 5% stockholders and their affiliates purchased an aggregate of 866,667 shares of our common stock in the initial public offering. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by our 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Purchase Price
Third Rock Ventures, L.P.	266,667	$4,000,005
Entities affiliated with Venrock	133,334	$2,000,010
Regents of the University of California	133,333	$1,999,995
Cormorant Asset Management	333,333	$4,999,995

Investor Rights Agreement

We are a party to an investor rights agreement with certain stockholders who purchased our preferred stock, including some of our 5% stockholders and their affiliates and entities affiliated with some of our directors. This investor rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we enter into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

PRINCIPAL STOCKHOLDERS

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2019 by:

•	each of our directors;

•	our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock

The column entitled “Percentage Beneficially Owned” is based on a total of 25,807,229 shares of our common stock outstanding as of March 31, 2019.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after March 31, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Constellation Pharmaceuticals, Inc., 215 First St., Suite 200, Cambridge, MA 02142.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Entities affiliated with The Column Group(1)	4,708,045	18.2%
Third Rock Ventures, L.P.(2)	3,034,083	11.8%
Entities affiliated with Venrock(3)	2,534,289	9.8%
Regents of the University of California(4)	2,297,406	8.9%
Entities affiliated with Topspin Partners(5)	1,778,024	6.9%
FMR LLC(6)	1,574,445	6.1%
Casdin Capital, LLC(7)	1,556,999	6.0%

Named Executive Officers and Directors
Peter Svennilson(8)	4,707,045	18.2%
Robert Tepper(9)	3,034,083	11.8%
Anthony Evnin(10)	2,534,289	9.8%
Jigar Raythatha(11)	411,445	1.6%
Mark Goldsmith(12)	190,377	*
Jim Audia(13)	117,631	*
Adrian Senderowicz(14)	101,908	*
Emma Reeve(15)	82,131	*
Steve Hoerter(16)	5,854	*
Elizabeth Trehu(17)	5,854	*
Scott Braunstein(18)	2,195	*
All Executive Officers and Directors as a Group (13 persons(19))	11,283,103	43.7%

*	Less than 1%

(1)

Based solely on a Schedule 13G filed by Column Group LP on February 13, 2019. Consists of (i) 30,107 shares of common stock issuable upon the exercise of warrants and 2,554,850 shares of common stock held by The Column Group, LP, (ii) 1,214,741 shares of common stock by Ponoi Capital, LP and (iii) 908,347 shares of common stock held by Ponoi Capital II, LP. The Column Group GP, LP is the general partner of The Column Group, LP. Ponoi Management, LLC is the general partner of Ponoi Capital, LP. Ponoi II Management, LLC is the general partner of Ponoi Capital II, LP. The managing partners of The Column Group GP, LP are David Goeddel and Peter Svennilson. The managing partners of Ponoi Management, LLC and Ponoi II Management, LLC are David Goeddel, Peter Svennilson, and Tim Kutzkey. The managing partners of The Column Group GP, LP, Ponoi Management, LLC and Ponoi II Management, LLC, including Peter Svennilson, a member of our board of directors, may be deemed to have voting and investment power with respect to such shares. The address of The Column Group is 1700 Owens Street, Suite 500, San Francisco, CA 94158.
(2)

Based solely on a Schedule 13G filed by Third Rock Ventures, L.P. on February 13, 2019. Consists of 3,034,083 of common stock held by Third Rock Ventures, L.P., or TRV LP. Each of Third Rock Ventures GP, L.P., or TRV GP LP, the general partner of TRV LP, and Third Rock Ventures GP, LLC, or TRV GP LLC, the general partner of TRV GP LP, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV GP LLC, may be deemed to share voting and investment power with respect to all shares held by TRV LP. Dr. Tepper, a member of our board of directors, disclaims beneficial ownership of all shares held by TRV LP, except to the extent of his pecuniary interest therein. The address of Third Rock Ventures is 29 Newbury Street, Boston, MA 02116.

(3)

Based solely on a Schedule 13G filed by Venrock Associates V LP on August 2, 2018. Consists of (i) 13,583 shares of common stock issuable upon the exercise of warrants and 1,557,276 shares of common stock held by Venrock Associates V, L.P., or VA5, (ii) 1,151 shares of common stock issuable upon the exercise of warrants and 132,026 shares of common stock held by Venrock Partners V, L.P., or VP5, (iii) 319 shares of common stock issuable upon the exercise of warrants and 36,590 shares of common stock held by Venrock Entrepreneurs Fund V, L.P., or VEF5, (iv) 577,638 shares of common stock held by Venrock Healthcare Capital Partners II, L.P., or VHCP II, and (v) 215,706 shares of common stock held by VHCP Co-Investment Holdings II, LLC, or VHCP Co-Invest II. Venrock Management V, LLC, or VM5, Venrock Partners Management V, LLC, or VPM5, and VEF Management V, LLC, or VEFM5 are the sole general partners of VA5, VP5 and VEF5, which collectively with VA5 and VP5 we refer to as the Venrock Funds, respectively, and may be deemed to own the shares held by the Venrock Funds. VM5, VPM5 and VEFM5 disclaim beneficial ownership of all the shares held by the Venrock Funds except to the extent of their proportionate pecuniary interest therein. Dr. Evnin is a member of VM5, VPM5 and VEFM5 and may be deemed to own the shares held by the Venrock Funds. Dr. Evnin disclaims beneficial ownership of all the shares held by the Venrock Funds, except to the extent of his indirect pecuniary interest therein. VHCP Management II, LLC, or VHCPM, is the sole general partner and the sole manager of VHCP II and VHCP Co-Invest II, which we refer to collectively with VHCP II as the VHCP II Funds, respectively, and may be deemed to own the shares held by the VHCP II Funds. The VHCP II Funds may be deemed to be a “group” with the Venrock Funds within the meaning of Section 13 of the Securities and Exchange Act of 1934, as amended. Dr. Evnin disclaims beneficial ownership of all the shares held by the VHCP II Funds except to the extent of his proportionate pecuniary interest therein. The mailing address of the Venrock Funds and the VHCP II Funds is 3340 Hillview Avenue, Palo Alto, CA 94304.

(4)

Based solely on a Schedule 13G filed by Regents of the University of California on July 25, 2018. Consists of 2,297,406 shares of common stock held by the Regents of the University of California. The address of The Regents of the University of California is 1111 Broadway, Suite 1400, Oakland, CA 94607.

(5)

Consists of (i) 1,277,984 shares of common stock held by Topspin Biotech Fund II, LP, (ii) 445,270 shares of common stock held by Topspin Fund, LP and (iii) 54,770 shares of common stock held by MSSB C/F/ Leo A. Guthart. LG Management, LLC, the general partner of Topspin Fund, LP and Topspin Biotech Fund II, LP, may be deemed to have shared voting control and investment discretion over the shares of common stock held by Topspin Fund, LP and Topspin Biotech Fund II, LP. Leo A. Guthart is the managing member of LG Management, LLC and may be deemed to have shared voting control and investment discretion over the shares of common stock held by Topspin Fund, LP and Topspin Biotech Fund II, LP. Mr. Guthart may also be deemed to be a beneficial owner of the shares in MSSB C/A/ Leo A. Guthart, an individual retirement account in his name. Each of LG Management, LLC and Mr. Guthart disclaims beneficial ownership of these shares, except to the extent of their respective indirect pecuniary interests in such shares. The address of Topspin Partners is 3 Expressway Plaza, Roslyn Heights, NY 11577.
(6)

Based solely on a Schedule 13G filed by FMR LLC on February 13, 2019. Consists of 1,574,445 shares of common stock held by entities affiliated with FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(7)

Based solely on a Form 13G filed by Casdin Capital, LLC on February 14, 2019. Includes 1,398,038 shares of common stock held by Casdin Partners Master Fund, LP, or Casdin Master Fund. The general partner of Casdin Master Fund is Casdin Partners GP, LLC, or Casdin Partners GP. Casdin Capital, LLC is the investment manager of Casdin Master Fund. Eli Casdin is the managing member of Casdin Capital, LLC and makes the sole voting and investment decisions with respect to shares held by Casdin Master Fund.. The address of Casdin Capital is 1350 Avenue of the Americas, Suite 2405, New York, NY 10019.

(8)

Consists of the shares described in Note 1 above. Mr. Svennilson, a member of our board of directors, is a managing partner of The Column Group and may be deemed the indirect beneficial owner of such shares. Mr. Svennilson disclaims beneficial ownership over such shares, except to the extent of his pecuniary interest therein.

(9)

Consists of the shares described in Note 2 above. Dr. Tepper, a member of our board of directors, is a partner of Third Rock Ventures and may be deemed the indirect beneficial owner of such shares. Dr. Tepper disclaims beneficial ownership over such shares, except to the extent of his pecuniary interest therein.

(10)

Consists of the shares described in Note 3 above. Dr. Evnin, a member of our board of directors, is a partner of Venrock and may be deemed the indirect beneficial owner of such shares. Dr. Evnin disclaims beneficial ownership over such shares, except to the extent of his proportionate pecuniary interest therein.

(11)	Includes (i) 14,961 of common stock and (ii) 396,484 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(12)	Includes (i) 143,064 of common stock and (ii) 47,313 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(13)	Includes (i) 69,034 of common stock and (ii) 48,597 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(14)	Includes (i) 15,884 of common stock and (ii) 86,024 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(15)	Includes 82,131 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(16)	Includes 5,854 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(17)	Includes 5,854 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(18)	Includes 2,195 of options exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.
(19)

Includes (i) 753,466 shares of common stock underlying options that are exercisable as of March 31, 2019 or will become exercisable within 60 days after such date and (ii) 45,160 shares of common stock issuable upon the exercise of warrants that are exercisable as of March 31, 2019 or will become exercisable within 60 days after such date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2018 by Section 16(a) of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2018 and discussed them with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm.

The audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to the audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

In addition, Ernst & Young LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

By the audit committee of the board of directors of Constellation Pharmaceuticals, Inc.

Scott Braunstein

Anthony Evnin

Mark Goldsmith

Peter Svennilson

April 26, 2019

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2018 Annual Report and proxy statement, may have been sent to multiple stockholders in your household unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Constellation Pharmaceuticals, Inc., 215 First St., Suite 200, Cambridge, MA 02142, Attention: General Counsel, telephone: (617) 704-0531. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 28, 2019. However, if the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2020 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Constellation Pharmaceuticals, Inc., 215 First St., Suite 200, Cambridge, MA 02142, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2020 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 6, 2020 and no later than March 8, 2020.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

Jigar Raythatha
President and Chief Executive Officer

ANNUAL MEETING OF CONSTELLATION PHARMACEUTICALS, INC.

Date:	Thursday, June 6, 2019
Time:	8:00 a.m. (Eastern Time)
Place:	215 First St., Seminar Room, Cambridge, Massachusetts 02142

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR the nominees listed in proposal 1 and for proposal 2.

1:	To elect two class I directors named below to hold office until the 2022 Annual Meeting of Stockholders.

Nominees:

01 Anthony Evnin

02 Elizabeth G. Trehu

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Constellation Pharmaceuticals, Inc.

to be held on Thursday, June 6, 2019

for Holders as of April 8, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/CNST	855-673-0643

•	Cast your vote online.	OR	•	Use any touch-tone telephone.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Jigar Raythatha, Emma Reeve and Karen Valentine, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Constellation Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEM 2 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

All Votes must be received by 11:59 P.M. Eastern Time on June 5, 2019.

PROXY TABULATOR FOR Constellation Pharmaceuticals, Inc. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903